                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.



                           WARRANT TO PURCHASE STOCK

Issuer: CKG Media.com, Inc., a Delaware corporation
Number of Shares: 35,000, subject to adjustment
Class of Stock: Common Stock, $0.001 par value per share
Exercise Price: $0.63 per share, subject to adjustment
Issue Date: October 28, 1999
Expiration Date: October 28, 2006

          THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase from CKG Media.com, Inc., a Delaware corporation (the "Company"), Thirty-Five Thousand (35,000) shares of the Company's common stock, par value $0.001 per share ("Common Stock"), for a purchase price per share of Sixty Three Cents ($0.63 )(the "Exercise Price"). The number of shares of Common Stock for which this Warrant is at any time and from time to time exercisable (the "Shares") and the Exercise Price for the Shares each is subject to adjustment pursuant to the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.
           --------

          1.1  Method of Exercise.  Holder may exercise this Warrant by
               ------------------
delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is
   ----------
exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

          1.2  Conversion Right.  In lieu of exercising this Warrant as
               ----------------
specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3  Intentionally Omitted.
               ---------------------
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          1.4  Fair Market Value.  If the Shares are traded in a public market,
               -----------------
the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the ten (10) trading days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors by ten percent (10%) or more, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

          1.5  Delivery of Certificate and New Warrant.  Promptly after Holder
               ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6  Replacement of Warrant.  On receipt of evidence reasonably
               ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7  Repurchase on Sale, Merger, or Consolidation of the Company.
               -----------------------------------------------------------

               1.7.1.    "Acquisition".  For the purpose of this Warrant,
                         -------------
"Acquisition" means any sale, transfer, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. "Acquisition" shall not be deemed to include any issuance of securities by the Company for financing purposes or in connection with capital raising efforts.

               1.7.2.    Assumption of Warrant.  Upon the closing of any
                         ---------------------
Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

          2.1  Stock Dividends, Splits, Etc.   If the Company declares or pays a
               ----------------------------
dividend on its Common Stock payable in Common Stock or other securities, or subdivides the outstanding

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

Common Stock into a greater amount of Common Stock, or, if the Shares are securities other than Common Stock, subdivides the Shares in a transaction that increases the amount of Common Stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2  Reclassification, Exchange or Substitution.  Upon any
               ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3  Adjustments for Combinations, Etc.  If the outstanding shares of
               ---------------------------------
the class or series of securities issuable upon exercise or conversion of this Warrant are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased.

          2.4  No Impairment.  The Company shall not, by amendment of its
               -------------
Certificate of Incorporation or By-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant or the Registration Rights Agreement (defined below) by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

          2.5  Fractional Shares.  No fractional Shares shall be issuable upon
               -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.6  Certificate as to Adjustments.  Upon each adjustment as provided
               -----------------------------
in this Warrant of the number of Shares or the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the number of Shares and/or the Exercise Price in effect upon the date thereof and the series of adjustments leading to such number of Shares and/or Exercise Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

          3.1  Representations and Warranties.  The Company hereby represents
               ------------------------------
and warrants to the Holder as follows:

               (a) All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (b) The authorized capital stock of the Company consists of __________ shares, consisting of __________ shares of Common Stock, and _______ shares of Preferred Stock, $____ par value of which _________ shares have been designated Series A Convertible Preferred Stock, ____________ shares have been designated Series B Convertible Preferred Stock, and ___________ shares have been designated Series C Convertible Preferred Stock. Schedule 3.1(b) sets forth
                                                      ---------------
all of the outstanding shares of Common Stock and Preferred Stock and outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock, Preferred Stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock, Preferred Stock and/or other capital stock of the Company.

               (c) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          3.2  Registration Under Securities Act of 1933, as amended.  The
               -----------------------------------------------------
Shares shall have certain registration rights as set forth in that certain First Amended and Restated Registration Rights Agreement dated as of August 26, 1999 among the Company and the other parties named therein (as amended and in effect from time to time, the "Registration Rights Agreement"). Holder shall be deemed a "Holder" (as defined in the Registration Rights Agreement) and the Shares shall be deemed "Registrable Securities" (as defined in the Registration Rights Agreement). Upon the request of the Company Holder shall execute a counterpart signature page to the Registration Rights Agreement. The Company represents and warrants to Holder that the Company's granting of the aforementioned registration rights to Holder (a) has been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders, (b) will not violate the Company's Certificate of Incorporation or By-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

ARTICLE 4. MISCELLANEOUS.
           -------------

          4.1  Term  This Warrant is exercisable, in whole or in part, at any
               ----
time and from time to time on or before the Expiration Date set forth above.

          4.2  Legends.  This Warrant and the Shares (and the securities
               -------
issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.3  Compliance with Securities Laws on Transfer.  This Warrant and
               -------------------------------------------
the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

          4.4  Transfer Procedure.  Subject to the provisions of Section 4.3
               ------------------
Holder may transfer all or part of this Warrant and/or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

          4.5  Notices.  All notices and other communications from the Company
               -------
to the Holder, or vice versa, shall be deemed delivered and effective when given personally or sent by facsimile transmission, express overnight courier service, or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to

Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, MS NC 821, Santa Clara, California 95054.

          4.6  Waiver.  This Warrant and any term hereof may be changed, waived,
               ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7  Attorneys Fees.  In the event of any dispute between the parties
               --------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8  Governing Law.  This Warrant shall be governed by and construed
               -------------
in accordance with the laws of The State of New York, without giving effect to its principles regarding conflicts of law.


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     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as an instrument under seal by its duly authorized representative as of the date first above written.



ATTEST:                                "COMPANY"

                                       CKG MEDIA.COM, INC.


By:                                     By: /s/ Robert Chmiel
   ---------------------------------       ----------------------------------
Name:                                   Name:  Robert Chmiel
Title:                                  Title: President & CEO

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